                                                                     Exhibit 4.7

--------------------------------------------------------------------------------

                          RADNOR HOLDINGS CORPORATION
                                  as Issuer,

                             WINCUP HOLDINGS, INC.
                          RADNOR CHEMICAL CORPORATION
                             RADNOR DELAWARE, INC.
                            RADNOR MANAGEMENT, INC.
                             STYROCHEM U.S., LTD.
                              WINCUP TEXAS, LTD.
                             STYROCHEM GP, L.L.C.
                             STYROCHEM LP, L.L.C.
                               WINCUP GP, L.L.C.
                               WINCUP LP, L.L.C.
                       RADNOR MANAGEMENT DELAWARE, INC.
                           STYROCHEM DELAWARE, INC.
                                      and
                         WINCUP EUROPE DELAWARE, INC.

                                 as Guarantors

                                      and

                           FIRST UNION NATIONAL BANK
                                  as Trustee

                           ________________________

                         SIXTH SUPPLEMENTAL INDENTURE

                          Dated as of March 23, 1999

(Supplementing a Trust Indenture dated as of December 5, 1996, as amended by a First Supplemental Indenture dated as of December 17, 1996, and as amended by a Second Supplemental Indenture dated as of October 15, 1997, and as amended by a Third Supplemental Indenture dated as of February 9, 1998, and as amended by a
 Fourth Supplemental Indenture dated as of July 8, 1998, and as amended by a Fifth Supplemental Indenture dated as of January 21, 1999)

                                 $100,000,000
                           10% Senior Notes due 2003

--------------------------------------------------------------------------------

          THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of the 23rd day of March, 1999 (this "Sixth Supplemental Indenture"), is among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the "Company"), WINCUP HOLDINGS, INC., a Delaware corporation, RADNOR CHEMICAL CORPORATION (formerly known as SP Acquisition Co.), a Delaware corporation, RADNOR DELAWARE, INC., a Delaware corporation, RADNOR MANAGEMENT, INC., a Delaware corporation, STYROCHEM U.S., LTD. (formerly known as StyroChem International, Inc. and StyroChem U.S., Inc.), a Texas limited partnership WINCUP TEXAS, LTD., a Texas limited partnership, STYROCHEM GP, L.L.C., a Delaware limited liability company, STYROCHEM LP, L.L.C., a Delaware limited liability company, WINCUP GP, L.L.C., a Delaware limited liability company, WINCUP LP, L.L.C., a Delaware limited liability company (collectively, the "Guarantors"), RADNOR MANAGEMENT DELAWARE, INC., a Delaware corporation, STYROCHEM DELAWARE, INC., a Delaware corporation, and WINCUP EUROPE DELAWARE, INC., a Delaware corporation (collectively the "New Guarantors") and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                   RECITALS:

          The Company, the Guarantors and the Trustee are parties to a certain Indenture dated December 5, 1996, as amended by a First Supplemental Indenture dated as of December 17, 1996, as amended by a Second Supplemental Indenture dated as of October 15, 1997, as amended by a Third Supplemental Indenture dated as of February 9, 1998, as amended by a Fourth Supplemental Indenture dated as of July 8, 1998, as amended by a Fifth Supplemental Indenture dated as of January 21, 1999 (as amended, the "Indenture"), relating to the creation by the Company of an issue of $100,000,000 of its 10% Senior Notes, due 2003 (the "Securities");

          Each Guarantor has issued a guarantee of the Securities (collectively, the "Guarantees") pursuant to which the Guarantors have guaranteed, in accordance with Article Thirteen of the Indenture, all Indenture Obligations (as such term is defined in the Indenture); and

          The Company, the Guarantors, the New Guarantors and the Trustee now desire to enter into this Sixth Supplemental Indenture pursuant to Section 901(vi) of the Indenture, without the consent of the Holders, in order to add the New Guarantors as Guarantors and Restricted Subsidiaries under the Indenture;

          Capitalized terms used herein without definition shall have the meanings given such terms in the Indenture.

     NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and for other good and valuable consideration, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under the Indenture, as follows:

                                  ARTICLE ONE

                  JOINDER AND GUARANTEE OF THE NEW GUARANTORS

          Section 101. The New Guarantors hereby absolutely, unconditionally and irrevocably guarantee, on a joint and several basis with the Guarantors, to the Trustee and the Holders, as if each New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee). This Guarantee shall rank pari passu with any Senior Indebtedness of New Guarantors and shall be subject in all respects to, and governed by all of the terms and provisions applicable to Guarantees in, the Indenture, including without limitation Article Thirteen thereof.

          Section 102. As of the date hereof, all references to the "Guarantors" in the Indenture shall be deemed to refer collectively to: (i) the Guarantors in existence on the date hereof and (ii) New Guarantors.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                        RADNOR HOLDINGS CORPORATION

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        WINCUP HOLDINGS, INC.

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        RADNOR CHEMICAL CORPORATION

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        RADNOR DELAWARE, INC.

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        RADNOR MANAGEMENT, INC.

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        STYROCHEM U.S., LTD.

                                        By: StyroChem GP, L.L.C.,
                                              its general partner,

                                        By: Radnor Chemical Corporation,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        WINCUP TEXAS, LTD.

                                        By: WinCup GP, L.L.C.,
                                              its general partner,

                                        By: WinCup Holdings, Inc.,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        STYROCHEM GP, L.L.C.

                                        By: Radnor Chemical Corporation,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        STYROCHEM LP, L.L.C.

                                        By: Radnor Chemical Corporation,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        WINCUP GP, L.L.C.

                                        By: WinCup Holdings, Inc.,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        WINCUP LP, L.L.C.

                                        By: WinCup Holdings, Inc.,
                                              its sole member

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                        RADNOR MANAGEMENT DELAWARE, INC.

Attest: /s/ Caroline J. Williamson      By: /s/ Michael T. Kennedy
        ---------------------------         ---------------------------
        Caroline J. Williamson              Michael T. Kennedy
        Secretary                           President

                                             STYROCHEM DELAWARE, INC.

Attest: /s/ Caroline J. Williamson           By: /s/ Michael T. Kennedy
        ------------------------------           ---------------------------
        Caroline J. Williamson                   Michael T. Kennedy
        Secretary                                President

                                             WINCUP EUROPE DELAWARE, INC.

Attest: /s/ Caroline J. Williamson           By: /s/ Michael T. Kennedy
        ------------------------------           ---------------------------
        Caroline J. Williamson                   Michael T. Kennedy
        Secretary                                President

                                             FIRST UNION NATIONAL BANK,
                                             as Trustee

Attest: /s/ Ralph E. Jones                   By: /s/ Alan G. Finn
        ------------------------------           ---------------------------
        Name:  Ralph E. Jones                    Alan G. Finn
        Title: Corporate Trust Officer           Assistant Vice President